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                                   EXHIBIT 23B

           Consent of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, of Wilkes-Barre, Pennsylvania





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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in this Registration Statement on Form S-2 of our report dated January 24, 1997, except for Notes 1, 9, 18 and 19, as to which the date is November 10, 1997, relating to the 1996, 1995 and 1994 consolidated financial statements of Lake Ariel Bancorp, Inc. and Subsidiary, and to the reference to our Firm under the caption "Experts."




                              /s/ Parente, Randolph, Orlando, Carey & Associates
                              --------------------------------------------------
                              PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES





Wilkes-Barre, Pennsylvania
December 10, 1997



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